                        DAIMLER-BENZ VEHICLE TRUST 1996-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                             TRUSTEE: CITIBANK, N.A.



COLLECTION PERIOD: MAY 1997
DISTRIBUTION DATE: 6/20/97


STATEMENT FOR CLASS A AND CLASS B CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE POOLING AND SERVICING AGREEMENT

                                                                                                             Per $1,000 of Original
                                                                                                                Class A/Class B
                                                                                                               Certificate Amount
                                                                                                             ----------------------
   (i)   Principal Distribution
           Class A Amount                                                                $ 31,838,675.40         $40.039173
           Class B Amount                                                                $          0.00         $ 0.000000

  (ii)   Interest Distribution
           Class A Amount                                                                $  3,057,662.79         $ 3.845207
           Class B Amount                                                                $    260,473.72         $ 3.845207

 (iii)   Monthly Servicing Fee                                                           $    567,202.82         $ 0.657300
           Monthly Supplemental Servicing Fee                                            $          0.00         $ 0.000000
           Class A Percentage of the Servicing Fee                                       $    522,677.40         $ 0.657300
           Class A Percentage of the Supplemental Servicing Fee                          $          0.00         $ 0.000000
           Class B Percentage of the Servicing Fee                                       $     44,525.42         $ 0.657300
           Class B Percentage of the Supplemental Servicing Fee                          $          0.00

  (iv)   Class A Principal Balance (end of Collection Period)                            $595,374,204.16
         Class A Pool Factor (end of Collection Period)                                        74.872118%
         Class B Principal Balance (end of Collection Period)                            $ 50,718,258.30
         Class B Pool Factor (end of Collection Period)                                        74.872118%

   (v)   Pool Balance (end of Collection Period)                                         $646,092,462.46

  (vi)   Class A Interest Carryover Shortfall                                            $          0.00
         Class A Principal Carryover Shortfall                                           $          0.00
         Class B Interest Carryover Shortfall                                            $          0.00
         Class B Principal Carryover Shortfall                                           $ (6,942,334.40)

 (vii)   Amount Otherwise Distributable to the Seller that is Distributed to
         Either the Class A or Class B Certificateholders                                $          0.00         $ 0.000000


(viii)   Balance of the Reserve Fund Property (end of Collection Period)
           Class A Amount                                                                $ 25,113,384.24
           Class B Amount                                                                $          0.00

  (ix)   Aggregate Purchase Amount of Receivables repurchased by the
         Seller or the Servicer                                                          $          0.00


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